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                             DORSEY & WHITNEY LLP
                            Pillsbury Center South
                            220 South Sixth Street
                         Minneapolis, Minnesota 55402



                                                                     EXHIBIT 5.1
Education Loans Incorporated
105 First Avenue Southwest
Aberdeen, South Dakota 57401

     Re:  Registration Statement on Form S-1
          File No. 333-26679-01

Ladies and Gentlemen:

          We have acted as counsel to Education Loans Incorporated, a South Dakota nonprofit corporation (the "Original Issuer"), and Education Loans Incorporated, a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended, by the Registrant of $923,470,000 Student Loan Asset-Backed Callable Notes, Series 1997-1 (the "Series 1997-1 Notes") to be issued by the Original Issuer under an Indenture, dated as of July 1, 1997 (the "Indenture"), between the Original Issuer and First Bank National Association, as trustee (the "Trustee"), the related preparation and filing of a registration statement on Form S-1, filed by the Registrant with the Securities and Exchange Commission (the "Commission") on May 8, 1997 (the "Registration Statement"), and the preparation of a Prospectus, dated on or about October 30, 1997 (the "Prospectus"), relating to the offering and sale of the Series 1997-1 Notes. The Series 1997-1 Notes are described in the Prospectus forming part of the Registration Statement.

          We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to
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Education Loans Incorporated
October 17, 1997
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us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Original Issuer and the Registrant, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Original Issuer and the Registrant and of public officials. We have also assumed that the Series 1997-1 Notes will be issued and sold as described in the Registration Statement.

          Based on the foregoing, we are of the opinion that the Series 1997-1 Notes have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in the Indenture and delivered against payment therefor in the manner described in the Registration Statement, will constitute valid and binding obligations of the Original Issuer and, upon the
Section 150(d)(3) Transfer described in the Prospectus, the Registrant, enforceable in accordance with their terms.

          The opinion set forth above is subject to the following qualifications and exceptions:

          (a) Our opinion is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights.

          (b) Our opinion is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

          Our opinion expressed above is limited to the laws of the State of South Dakota.
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Education Loans Incorporated
October 17, 1997
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          We consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus.

Dated: October 17, 1997

                                    Very truly yours,

                                    /s/ DORSEY & WHITNEY LLP

MER